UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 21, 2015

Ring Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 West Wall St. 3rd Floor Midland, TX	79702

(Address of principal executive offices)	(Zip Code)

(432) 682-7464

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits

On May 22, 2015, Ring Energy, Inc. (“Ring” or “Registrant”) filed a Form 8-K announcing that it had entered into a purchase and sale agreement (the “Purchase Agreement”), dated effective May 1, 2015, with Finley Production Co., LP, BDT Oil & Gas, LP, Metcalfe Oil, LP, Grasslands Energy LP, Buffalo Oil & Gas, LP and Finley Resources, Inc., as sellers (collectively, “Sellers”), to acquire oil and gas assets (the “Acquisition” or “Ford West Field and Ford Geraldine Unit”). The assets to be acquired by Ring under the Purchase Agreement consist of oil and gas assets and properties, which are located in the Ford West Field and Ford Geraldine Unit in Reeves and Culberson Counties, in the State of Texas. Under the terms of the Purchase Agreement, Ring agreed to acquire the oil and gas assets from Sellers for a purchase price of $75,000,000, subject to customary purchase price adjustments based on, among other things, environmental and title defects, if any.

The Purchase Agreement contains customary representations and warranties and covenants by each party. Ring’s and the Sellers’ obligations to close the transaction are conditioned upon customary closing conditions including, among other things, the accuracy of representations and warranties and the performance of covenants. The Purchase Agreement may be terminated by mutual consent, a material breach of the Purchase Agreement, or if closing does not occur by June 30, 2015. There can be no assurance that the conditions to closing the transaction will be satisfied.

While the transaction has not been consummated, the purpose of this Amendment No. 1 to the Current Report on Form 8-K is to include the requisite financial information and results of operations attributable to the Acquisition as it is anticipated to occur.

(a)	Financial statements of business acquired.

The audited combined statements of oil and gas revenues and direct operating costs for the years ended December 31, 2014 and 2013 and the unaudited combined statements of oil and gas revenues and direct operating costs for the three months ended March 31, 2015 and 2014 for the Ford West Field and Ford Geraldine Unit are included as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated by reference into this Item 9.01(a).

(b)	Pro forma financial information.

The unaudited pro forma financial information of the Ford West Field and Ford Geraldine Unit including the unaudited pro forma condensed balance sheet as of March 31, 2015 and unaudited condensed statements of operations for the period ended March 31, 2015 and the year ended December 31, 2014, is included as Exhibit 99.2 to this Current Report on Form 8-K/A and is incorporated by reference into this Item 9.01(b).

(d)	Exhibits.

The following exhibits are included with this report:

Exhibit No.	Description
23.1	Consent of Eide Bailly LLP.
99.1	Audited combined statements of oil and gas revenues and direct operating costs for the years ended December 31, 2014 and 2013 and the unaudited combined statements of oil and gas revenues and direct operating costs for the three months ended March 31, 2015 and 2014 for the Ford West Field and Ford Geraldine Unit.
99.2	Unaudited pro forma financial information, including the unaudited pro forma condensed balance sheet as of March 31, 2015 and unaudited condensed statements of operations for the period ended March 31, 2015 and the year ended December 31, 2014.

Safe Harbor Statement

This Current Report on Form 8-K/A contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “anticipates,” “will,” “expects,” “intends,” or other similar words or expressions. These statements are based on Ring’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; Ring can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Factors that could cause actual results to differ materially from Ring’s expectations include, but are not limited to, the inability of Ring and/or Sellers to meet the terms of the Purchase Agreement, including the inability to close the Acquisition by June 30, 2015, and the factors described in Part I, Item 1A of Ring’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its other filings with the Securities and Exchange Commission. All forward-looking statements included in this Current Report on Form 8-K/A are based upon information available to Ring on the date of this report and Ring is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: June 12, 2015	By:	/s/ William R. Broaddrick
William R. Broaddrick
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Eide Bailly LLP.
99.1	Audited combined statements of oil and gas revenues and direct operating costs for the years ended December 31, 2014 and 2013 and the unaudited combined statements of oil and gas revenues and direct operating costs for the three months ended March 31, 2015 and 2014 for the Ford West Field and Ford Geraldine Unit.
99.2	Unaudited pro forma financial information, including the unaudited pro forma condensed balance sheet as of March 31, 2015 and unaudited condensed statements of operations for the period ended March 31, 2015 and the year ended December 31, 2014.